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                                                                 EXHIBIT 99.B18



                      [GODFREY & KAHN, S.C. LETTERHEAD]


                              December 12, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:  Strong Income Funds, Inc.

Gentlemen:

        We represent Strong Income Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 8 (the "Post-Effective Amendment") to the Companys Registration Statement (Registration Nos. 33-37435; 811-6195) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                      Very truly yours,

                                      GODFREY & KAHN, S.C.


                                      /s/ Scott A. Moehrke
                                          Scott A. Moehrke